UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 16, 2024

CLEVELAND-CLIFFS INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Public Square,	Suite 3300,	Cleveland,	Ohio	44114-2315
(Address of Principal Executive Offices)				(Zip Code)
Registrant's telephone number, including area code: (216) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, par value $0.125 per share	CLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On August 16, 2024, Cleveland-Cliffs Inc. (the “Company”) issued an additional $600,000,000 aggregate principal amount of 7.000% Senior Guaranteed Notes due 2032 (the “Additional Notes”) in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The Additional Notes have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
The Additional Notes are an issuance of the Company’s existing 7.000% Senior Guaranteed Notes due 2032 and were issued pursuant to the indenture, dated as of March 18, 2024 (the “Base Indenture”), among the Company, the guarantors party thereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of August 16, 2024, among the Company, the Guarantors and the Trustee (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). The Company previously issued $825,000,000 aggregate principal amount of 7.000% senior unsecured guaranteed notes due 2032 (the “Initial Notes” and, together with the Additional Notes, the “Notes”) pursuant to the Base Indenture. The Additional Notes will be treated as the same class and series as, and otherwise identical to, the Initial Notes other than with respect to the date of issuance and issue price.
The Notes bear interest at an annual rate of 7.000%. Interest on the Notes is payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2024. The Notes will mature on March 15, 2032.
The Notes are the Company’s general unsecured senior obligations and rank equally in right of payment with all of the Company’s existing and future unsecured senior indebtedness and will rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness. The Notes are effectively subordinated to the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes are guaranteed on an unsecured senior basis by the Company’s material direct and indirect wholly‑owned domestic subsidiaries and, therefore, are structurally senior to any of the Company’s existing and future indebtedness that is not guaranteed by such Guarantors and are structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Notes.
The terms of the Notes are governed by the Indenture. The Indenture contains customary covenants that, among other things, limit the Company’s and its subsidiaries’ ability to create certain liens on property that secure indebtedness, enter into sale and leaseback transactions, merge or consolidate with another company, and transfer or sell all or substantially all of the Company’s assets. Upon the occurrence of a “change of control triggering event,” as defined in the Indenture, the Company is required to offer to repurchase the Notes at 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest, if any, to, but excluding, the repurchase date.
The Company may, at its option, redeem some or all of the Notes at any time and from time to time prior to March 15, 2027, at a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a “make-whole” premium.
From and after March 15, 2027, the Company may, at its option, redeem some or all of the Notes at an initial redemption price of 103.500% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Such redemption price will decline each year after March 15, 2027, and will be 100% of their principal amount, plus accrued and unpaid interest, beginning on March 15, 2029.
In addition, at any time and from time to time on or prior to March 15, 2027, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes and any other additional notes) with the net cash proceeds from one or more equity offerings, at a redemption price of 107.000%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, so long as at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes and any other additional notes) issued under the Indenture remain outstanding after each such redemption.
The Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.
The Company intends to use the net proceeds from the Additional Notes to finance a portion of the cash consideration payable in connection with the previously announced acquisition of Stelco Holdings Inc. (the “Stelco Acquisition”), which the Company expects to complete in the fourth quarter of 2024 following the satisfaction or waiver of applicable conditions. Prior to the completion of the Stelco Acquisition, the Company intends to use the net proceeds from the Additional Notes to pay off the entire outstanding balance under its asset-based lending facility and for cash on hand.
The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, a copy of which has been filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and the Supplemental Indenture, a copy of which is anticipated to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The terms of the Indenture and the Notes are summarized in Item 1.01 of this Current Report on Form 8-K and are incorporated into this Item 2.03 by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND-CLIFFS INC.

Date:	August 16, 2024	By:	/s/ James D. Graham
		Name:	James D. Graham
		Title:	Executive Vice President, Chief Legal and Administrative Officer & Secretary
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